EXHIBIT 99.1

     Uranium Resources, Inc. Comments on Dispute with Kleberg County

    CORPUS CHRISTI, Texas--(BUSINESS WIRE)--Feb. 8, 2007--Dave Clark, President of Uranium Resources, Inc. commented today on the decision by Kleberg County Texas to retain counsel to investigate the possibility of seeking an injunction against new uranium mining at the Company's Kingsville Dome operations. Mr. Clark stated the dispute relates to differing interpretations of an agreement entered into with the County in December 2004 regarding the degree of restoration of previously mined wellfields.

    In trying to resolve these issues amicably, the Company elected to defer the startup of production at a new wellfield for the past two months. When the negotiations failed, the Company notified the County of its intent to begin new production.

    Mr. Clark stated "We believe we are in full compliance and expect to prevail in our interpretations of the agreement. We do not anticipate this dispute will interfere with our mining at Kingsville Dome."

    The Company plans to provide an update on its South Texas production and drill plans during the week of February 12, 2007.

    ABOUT URANIUM RESOURCES, INC.

    Since it's incorporation in 1977, URI has produced over 7 million pounds of uranium by in-situ recovery (ISR) methods in the state of Texas where the Company currently has ISR mining projects. URI is also conducting a feasibility study on its Churchrock ISR project in New Mexico where the Company has an Nuclear Regulatory Commission license. It is also identifying its available resources in New Mexico from the analysis of its wealth of information gathered on the properties in the late 1980's. URI's strategy is to fully exploit its resource base in Texas and New Mexico to take advantage of the strong global market for uranium.

    Safe Harbor Statement

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects," "estimates," "projects," "anticipates," "believes," "could," and other similar words. All statements addressing operating performance, events, or developments that the Company expects or anticipates will occur in the future, including but not limited to statements relating to the Company's reserves and mineralized uranium materials, timing of receipt of mining permits, production capacity of mining operations planned for properties in South Texas and New Mexico, planned dates for commencement of production at such properties, revenue, cash generation and profits are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include, but are not limited to, the spot price of uranium, weather conditions, operating conditions at the Company's mining projects, government regulation of the mining industry and the nuclear power industry, the world-wide supply and demand of uranium, availability of capital, timely receipt of mining and other permits for regulatory agents and other factors which are more fully described in the Company's documents filed with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the Company's underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company's forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

    CONTACT: Kei Advisors LLC
             Investors:
             Deborah K. Pawlowski/James M. Culligan
             716-843-3908/716-843-3874
             dpawlowski@keiadvisors.com/jculligan@keiadvisors.com
             or
             Uranium Resources, Inc.
             Dave Clark, President and COO, 361-883-3990